(Senior Executives, Performance- and Time-vesting)
LITHIA MOTORS, INC.
RESTRICTED STOCK UNIT AGREEMENT
(Performance- and Time-vesting)

This Restricted Stock Unit Agreement (“Agreement”) is entered into pursuant to the 2013 Amended and Restated Stock Incentive Plan (the “Plan”) adopted by the Board of Directors and shareholders of Lithia Motors, Inc., an Oregon corporation (the “Company”), as amended from time to time. Unless otherwise defined herein, capitalized terms in this Agreement have the meanings given to them in the Plan. Any inconsistency between this Agreement and the terms and conditions of the Plan will be resolved in favor of the Plan.

“Recipient”
Number of Restricted Stock Units (“RSUs”)
“Date of Grant”

1.GRANT OF RESTRICTED STOCK UNIT AWARD

1.1    The Grant. The Company hereby awards to Recipient, and Recipient hereby accepts, the RSUs specified above on the terms and conditions set forth in this Agreement and the Plan (the “Award”). Each RSU represents the right to receive one share of Class A Common Stock of the Company (a “Share”) on an applicable Settlement Date, as defined in Section 1.3 of this Agreement, subject to the terms of this Agreement and the Plan.

1.2    Forfeiture; Vesting; Clawback. The RSUs are subject to forfeiture in accordance with the performance criteria specified in Exhibit A to this Agreement. Any RSUs not forfeited will vest according to the schedule set forth in Section 1.2(a) of this Agreement. The RSUs, the Shares issued upon vesting of the RSUs and any proceeds received upon the sale of the Shares are subject to recovery by the Company as specified in Section 1.2(b) of this Agreement.

(a)Vesting. Subject to the continued employment of Recipient with the Company or any Subsidiary, (i) [__]% of the Earned RSUs shall vest on the date that the Committee certifies the number of Earned RSUs and (ii) the remaining Earned RSUs shall vest on the dates set forth in the table below (each, a “Vesting Date”). The number of Shares to which Recipient is entitled on each Vesting Date shall be rounded up to the nearest whole Share (except for the last Vesting Date, on which all remaining RSUs shall vest).

[Vesting Table]

(b)Clawback. Unless a Recipient is subject to the Company’s Compensation Recoupment Policy or any successor thereto, if the Company’s financial statements are restated at any time within three years after the Committee certifies the number of Earned RSUs as set forth in Exhibit A to this Agreement, the number of Earned RSUs shall be recalculated based on the restated financial statements. If, based on the Company’s restated financial statements, the number of Earned RSUs is less than the Earned RSUs that the Committee previously certified, (i) any Earned RSUs subject to vesting shall be adjusted to reflect the number of RSUs that would have been Earned RSUs based on the recalculated achievement of the performance goals and (ii)

(Senior Executives, Performance- and Time-vesting)
Recipient shall repay to the Company (1) a number of Shares calculated by subtracting the number of Shares Recipient should have received based on the recalculated achievement of performance goals from the number of Shares Recipient received under this Award (the “Excess Shares”) and (2) any dividend paid on the Excess Shares (the “Excess Dividends”). If any Excess Shares are sold by Recipient before the Company’s demand for repayment (including any Shares withheld for taxes under Section 4 of this Agreement), in lieu of repaying the Company the Excess Shares that were sold Recipient shall repay to the Company 100% of the proceeds of such sale or sales. The Committee may, in its sole discretion, reduce the amount to be repaid by Recipient to take into account the tax consequences of such repayment for Recipient. No additional RSUs shall be deemed Earned RSUs based on the recalculated achievement of performance goals.

If any portion of the Excess Shares and Excess Dividends was deferred under the RSU Deferral Plan effective January 1, 2012 (the “Deferral Plan”), that portion shall be recovered by canceling the amounts so deferred under the Deferral Plan and any dividends or other earnings credited under the Deferral Plan with respect to such cancelled amounts. The Company may seek direct repayment from Recipient of any Excess Shares, Excess Dividends and proceeds not so recovered and may, to the extent permitted by applicable law, offset such amounts against any compensation or other amounts owed by the Company to Recipient. In particular, such amounts may be recovered by offset against the after-tax proceeds of deferred compensation payouts under the Company’s Deferred Compensation Plan, the Company’s Supplemental Executive Retirement Plan at the times such deferred compensation payouts occur under the terms of those plans. Amounts that remain unpaid for more than 60 days after demand by the Company shall accrue interest at the rate used from time to time for crediting interest under the Deferred Compensation Plan.

1.3    Settlement of Earned RSUs. There is no obligation for the Company to make payments or distributions with respect to RSUs except, subject to the terms and conditions of this Agreement, the issuance of Shares to settle vested RSUs after the applicable Vesting Date. The Company’s issuance of one Share for each vested Earned RSU (“Settlement”) may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Unless receipt of the Shares is validly deferred pursuant to the Deferral Plan, and except as otherwise provided in any Amended Employment and Change in Control Agreement between the Company and Recipient (as the same may be amended and/or restated from time to time), Earned RSUs shall be settled as soon as practicable after the applicable Vesting Date (each date of Settlement, a “Settlement Date”), but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs. Notwithstanding the foregoing, the payment dates set forth in this Section 1.3 have been specified for the purpose of complying with the short-term deferral exception under Section 409A of the Internal Revenue Code of 1986 (the “Code”), and to the extent payments are made during the periods permitted under Code Section 409A (including applicable periods before or after the specified payment dates set forth in this Section 1.3), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payment obligations hereunder.

1.4    Termination of Recipient’s Employment.

(Senior Executives, Performance- and Time-vesting)
(a)Voluntary or Involuntary Termination. Except as otherwise provided in this Section 1.4, if Recipient’s employment with the Company or any Subsidiary terminates as a result of a voluntary or involuntary termination, all outstanding unvested RSUs (whether or not determined to be Earned RSUs) shall immediately be forfeited. Recipient shall not be treated as terminating employment if Recipient is on an approved leave of absence.

(b)Death. If Recipient’s employment with the Company or any Subsidiary terminates as a result of Recipient’s death that occurs on or after January 1, 20[__], Earned RSUs shall continue to vest as scheduled in Section 1.2 of this Agreement.

(c)Disability. If Recipient becomes Disabled while employed by the Company or a Subsidiary, Earned RSUs shall continue to vest as scheduled in Section 1.2 of this Agreement for so long as Recipient remains Disabled.

(d)Qualified Retirement. If Recipient terminates employment due to a Qualified Retirement that occurs at least one year from the Date of Grant, RSUs shall continue to vest as scheduled in Section 1.2 of this Agreement. A “Qualified Retirement” means Recipient voluntarily terminates employment on or after such time as the Recipient’s has attained at least fifty-five (55) years of age and Recipient has completed a minimum of 10 years of Service (or any other age, Service, and notice requirements approved by the Committee).

Notwithstanding anything in this Agreement to the contrary, in no event will any Settlement occur prior to the applicable Vesting and any unsettled RSUs shall be forfeited without consideration immediately upon the breach of any of the following conditions:

(i)Compliance with non-solicit, non-compete, non-disparagement restrictive covenants and/or any other agreements that were signed while employed during vesting period.

(e)Suspension or Termination of Awards for Misconduct of the Recipient. Unless a Recipient is subject to the Company’s Compensation Recoupment Policy or any successor thereto, if at any time (including after receipt of a notice of exercise or a request for delivery of vested shares) the Committee reasonably believes that a Recipient has committed an act of misconduct as described in this Section 1.4(e), the Committee may suspend the Recipient’s right to exercise any Stock Option or SAR or to receive delivery of vested shares under a Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed by such Recipient. For purposes of this Section 1.4(e), acts of misconduct shall mean (i) an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, violation of securities laws involving the Company, any of its Subsidiaries or any entity or person with whom the Company or any of its Subsidiaries does business, (ii) nonpayment of any obligation to the Company or any Subsidiary, misappropriation or wrongful disclosure of any trade secret of the Company or any Subsidiary, (iii) engaging in any conduct constituting unfair competition or inducing any entity or person with whom the Company or any

(Senior Executives, Performance- and Time-vesting)
of its Subsidiaries does business to discontinue or materially reduce such business with the Company or its Subsidiaries and (iv) any similar conduct that materially and adversely impacts or reflects on the Company. A Recipient accused of engaging in any such misconduct shall be provided the opportunity to explain the Recipient’s conduct in writing. Any determination by the Committee as to whether or not a Recipient did engage in misconduct within the meaning of this Section 1.4(e) shall be final, conclusive and binding on all interested parties. If the Committee determines that the Recipient did not engage in misconduct, the Company shall immediately give effect to any notice of exercise or request for delivery of vested shares received prior to or during any period of suspension. The Company shall not have any liability to the Recipient for any loss which the Recipient may have sustained as a result of any delay in delivering shares as a result of any suspension.

2.REPRESENTATIONS AND COVENANTS OF RECIPIENT

2.1    No Representations by or on Behalf of the Company. Recipient is not relying on any representation, warranty or statement made by the Company or any agent, employee or officer, director, shareholder or other controlling person of the Company regarding the RSUs or this Agreement.

2.2    Tax Considerations. The Company has advised Recipient to seek Recipient’s own tax and financial advice with regard to the federal and state tax considerations resulting from Recipient’s receipt of the Award, the vesting of the Award and Recipient’s receipt of the Shares upon Settlement of the vested portion of the Award. Recipient understands that the Company, to the extent required by law, will report to appropriate taxing authorities the payment to Recipient of compensation income upon the grant, vesting and/or Settlement of RSUs under the Award and Recipient shall be solely responsible for the payment of all federal and state taxes resulting from such grant, vesting and/or Settlement.

2.3    Agreement to Enter into Lock-Up Agreement with an Underwriter. Recipient understands and agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, Recipient will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by Recipient, including any of the RSUs or the Shares, provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

3.GENERAL RESTRICTIONS OF TRANSFERS OF RSUS

3.1    No Transfers of RSUs. Recipient agrees for himself or herself and his or her executors, administrators and other successors in interest that none of the RSUs, nor any interest therein, may be voluntarily or involuntarily sold, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration.

3.2    Award Adjustments. The number of RSUs granted under this Award shall, at the discretion of the Committee, be subject to adjustment under the Plan in the event the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of

(Senior Executives, Performance- and Time-vesting)
another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company. If Recipient receives any additional RSUs pursuant to the Plan, such additional (or other) RSUs shall be deemed granted hereunder and shall be subject to the same restrictions and obligations on the RSUs as originally granted as imposed by this Agreement.

3.3    Invalid Transfers. Any disposition of the RSUs other than in strict compliance with the provisions of this Agreement shall be void.

4.PAYMENT OF TAX WITHHOLDING AMOUNTS. To the extent the Company is responsible for withholding income taxes, Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding. If any RSUs are scheduled to vest during a period in which trading is not permitted under the Company’s insider trading policy, to satisfy the Tax Withholding requirement, Recipient irrevocably elects to settle the Tax Withholding obligation by the Company withholding a number of Shares otherwise deliverable upon vesting having a market value sufficient to satisfy the statutory minimum tax withholding of Recipient. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by Recipient, Recipient will pay such additional amount to the Company immediately upon demand by the Company. If Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to Recipient.

5.MISCELLANEOUS PROVISIONS

5.1    Amendment and Modification. Except as otherwise provided by the Plan, this Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

5.2    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Recipient without the prior written consent of the Company.

5.3    Governing Law. To the extent not preempted by federal law, this Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Oregon applicable to the construction and enforcement of contracts wholly executed in Oregon by residents of Oregon and wholly performed in Oregon. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in the County of Multnomah in the State of Oregon and all parties hereto hereby submit to the in personal jurisdiction of such court for purposes of any such action or procedure.

5.4    Arbitration. The parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Portland, Oregon. This includes not only disputes about the meaning or performance of this Agreement, but disputes about its negotiation, drafting or execution. The dispute will be determined by a single arbitrator in accordance with the then-existing rules of arbitration procedure of Multnomah County, Oregon Circuit Court, except that there shall be no right of de novo review in Circuit Court and the arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in the Multnomah County Circuit Court

(Senior Executives, Performance- and Time-vesting)
arbitration procedures. The proceeding will be commenced by the filing of a civil complaint in Multnomah County Circuit Court and a simultaneous request for transfer to arbitration. The parties expressly agree that they may choose an arbitrator who is not on the list provided by the Multnomah County Circuit Court Arbitration Department, but if they are unable to agree upon the single arbitrator within 10 days of receipt of the Arbitration Department list, they will ask the Arbitration Department to make the selection for them. The arbitrator will have full authority to determine all issues, including arbitrability; to award any remedy, including permanent injunctive relief; and to determine any request for costs and expenses in accordance with Section 5.5 of this Agreement. The arbitrator’s award may be reduced to final judgment in Multnomah County Circuit Court. The complaining party shall bear the arbitration expenses and may seek their recovery if it prevails. Notwithstanding any other provision of this Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Multnomah County Circuit Court to preserve the status quo during the arbitration proceeding.

5.5    Attorney Fees. If any suit, action or proceeding is instituted in connection with any controversy arising out of this Agreement or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court or arbitrator may adjudge reasonable as attorney fees, including fees on any appeal.

5.6    Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

5.7    Entire Agreement. This Agreement and the Plan embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior written or oral communications or agreements all of which are merged herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

5.8    No Waiver. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

5.9    Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

5.10    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have the final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be final, binding and conclusive upon Recipient and his or her legal representative in respect to any questions arising under the Plan or this Agreement.

5.11    Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if delivered personally or by courier service, or if mailed by certified mail, return receipt requested, prepaid and addressed to the Company executive

(Senior Executives, Performance- and Time-vesting)
offices to the attention of the Corporate Secretary, or if to Recipient, to the address maintained by the personnel department, or such other address as such party shall have furnished to the other party in writing.

5.12    Acceptance of Agreement. Unless Recipient notifies the Corporate Secretary in writing within 14 days after the Date of Grant that Recipient does not wish to accept this Agreement, Recipient will be deemed to have accepted this Agreement and will be bound by the terms of this Agreement and the Plan.

5.13    No Right of Employment. Nothing contained in the Plan or this Agreement shall be construed as giving Recipient any right to be retained, in any position, as an employee of the Company or any Subsidiary.

[Remainder of this page left blank intentionally.]

(Senior Executives, Performance- and Time-vesting)
Recipient and the Company have executed this Agreement effective as of the Date of Grant.

RECIPIENT

Signature

Type or Print Name:

Social Security Number:

COMPANY LITHIA MOTORS, INC.

By:

Name:

Title:

* Please take the time to read and understand this Agreement. If you have any specific questions or do not fully understand any of the provisions, please contact stockinfo@lithia.com.